Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 2018 (April 12, 2018 as to the effects of the stock split described in Note 16) relating to the consolidated financial statements of GrafTech International Ltd. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

August 6, 2018